EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 130  to the Registration Statement of Eaton Vance Series Trust II (1933 Act File No. 002-42722) of my opinion dated February 26, 2025, which was filed as Exhibit (i) to Post-Effective Amendment No. 128.

/s/ Nicholas S. Di Lorenzo
Nicholas S. Di Lorenzo, Esq.

February 26, 2026
Boston, Massachusetts

C-8